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                                                                    EXHIBIT 99.6

                            CONSENT OF PERSON NAMED
                         AS ABOUT TO BECOME A DIRECTOR

     I hereby consent to my being named in the Registration Statement on Form S-4 of Pfizer Inc. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

August 12, 2002

                                     /s/ FRED HASSAN
                                     -------------------------------------------
                                     Fred Hassan